                                                                      EXHIBIT 11

                                MASCOTECH, INC.

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                           PRIMARY AND FULLY DILUTED
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                 FOR THE YEARS ENDED DECEMBER 31
                                                                                ---------------------------------
                                                                                  1993        1992         1991
                                                                                --------     -------     --------
PRIMARY:
Income (loss) from continuing operations before extraordinary loss...........   $ 70,890     $39,040     $(10,350)
Preferred stock dividends....................................................     14,930       9,300        9,600
                                                                                --------     -------     --------
Earnings (loss) for computing primary earnings (loss) from continuing
  operations per common share before extraordinary loss......................     55,960      29,740      (19,950)
Discontinued operations:
  Income (loss) from operations of discontinued segment......................      2,630        (610)       1,380
  Loss on disposition........................................................    (22,270)      --           --
                                                                                --------     -------     --------
Earnings (loss) for computing primary earnings (loss) per common share before
  extraordinary loss.........................................................     36,320      29,130      (18,570)
Extraordinary loss...........................................................     (3,650)      --           --
                                                                                --------     -------     --------
Earnings (loss) attributable to common stock.................................   $ 32,670     $29,130     $(18,570)
                                                                                --------     -------     --------
                                                                                --------     -------     --------
Weighted average number of common shares outstanding during each period......     53,140      59,490       59,450
Addition from assumed exercise of stock options and warrants.................      4,300       1,360          240
                                                                                --------     -------     --------
Weighted average number of common shares and equivalents outstanding during
  each period -- without dilution............................................     57,440      60,850       59,690
                                                                                --------     -------     --------
                                                                                --------     -------     --------
Primary earnings (loss) per common share:
  Continuing operations......................................................      $ .97       $ .49        $(.33)
  Discontinued operations:
    Income (loss) from operations of discontinued segment....................        .05        (.01)         .02
    Loss on disposition......................................................       (.39)         --           --
                                                                                   -----       -----        -----
  Income (loss) before extraordinary loss....................................        .63         .48         (.31)
  Extraordinary loss.........................................................       (.06)         --           --
                                                                                   -----       -----        -----
  Net income (loss)..........................................................      $ .57       $ .48        $(.31)
                                                                                   -----       -----        -----
                                                                                   -----       -----        -----

FULLY DILUTED:
Income (loss) from continuing operations before extraordinary loss...........   $ 70,890     $39,040     $(10,350)
Preferred stock dividends....................................................     14,930       9,300        9,600
Add after-tax convertible debenture related expenses.........................      6,760       7,480        7,480
                                                                                --------     -------     --------
Earnings (loss) for computing fully diluted earnings (loss) from continuing
  operations per common share before extraordinary loss......................     62,720      37,220      (12,470)
Discontinued operations:
  Income (loss) from operations of discontinued segment......................      2,630        (610)       1,380
  Loss on disposition........................................................    (22,270)      --           --
                                                                                --------     -------     --------
Earnings (loss) for computing fully diluted earnings (loss) per common share
  before extraordinary loss..................................................     43,080      36,610      (11,090)
Extraordinary loss...........................................................     (3,650)      --           --
                                                                                --------     -------     --------
Earnings (loss) attributable to common stock, as adjusted....................   $ 39,430     $36,610     $(11,090)
                                                                                --------     -------     --------
                                                                                --------     -------     --------
Weighted average number of common shares outstanding during each period......     53,140      59,490       59,450
Addition from assumed conversion of convertible debentures as of the issue
  date.......................................................................      9,680      10,380       10,380
Addition from assumed exercise of stock options and warrants.................      5,940       1,650          290
                                                                                --------     -------     --------
Weighted average number of common shares and equivalents outstanding during
  each period -- fully diluted basis.........................................     68,760      71,520       70,120
                                                                                --------     -------     --------
                                                                                --------     -------     --------
Fully diluted earnings (loss) per common share(1):
  Continuing operations......................................................       $.91       $ .49        $(.33)
  Discontinued operations:
    Income (loss) from operations of discontinued segment....................        .04        (.01)         .02

    Loss on disposition......................................................          *          --           --
                                                                                   -----       -----        -----
  Income (loss) before extraordinary loss....................................        .63         .48         (.31)
  Extraordinary loss.........................................................          *          --           --
                                                                                   -----       -----        -----
  Net income (loss)..........................................................       $.57       $ .48        $(.31)
                                                                                   -----       -----        -----
                                                                                   -----       -----        -----

- -------------------------
(1) Amounts for 1992 and 1991 agree to primary earnings (loss) per common share amounts since the results of assumed conversion of dilutive securities are anti-dilutive.
 *  Anti-dilutive